Exhibit 10.22

EXTRA SPACE STORAGE INC.
2004 NON-EMPLOYEE DIRECTORS’ SHARE PLAN

1.        Purpose. The purpose of this 2004 Non-Employee Directors’ Share Plan (the “Plan”) of Extra Space Storage Inc., a Maryland corporation (the “Company”), is to advance the interests of the Company and its shareholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors of the Company and to promote ownership by such directors of a greater proprietary interest in the Company, thereby aligning such directors’ interests more closely with the interests of shareholders of the Company.

2.        Definitions. In addition to terms defined elsewhere in the Plan, the following are defined terms under the Plan:

(a) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

(b) For purposes of the Plan, a “Change in Control” shall have occurred if:

(i)       any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding (A) the Company, (B) any entity controlling, controlled by or under common control with the Company, (C) any employee benefit plan of the Company or any entity described in clause (B), (D) with respect to any particular Participant, the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), (E) Kenneth M. Woolley, his affiliates, associates and people acting in concert with any of the foregoing and (F) Spencer F. Kirk, his affiliates, associates and people acting in concert with any of the foregoing, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of either (1) the combined voting power of the Company’s then outstanding securities or (2) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); provided however, that, in no event shall a Change in Control be deemed to have occurred upon an initial public offering of the Company’s common stock under the Securities Act; or

(ii)      any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii)     there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv)     the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an incumbent Director.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include the rules promulgated thereunder and successor provisions and rules thereto.

(d) “Fair Market Value” “ per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Board, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Board, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Board in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Board may make such discretionary determinations where the Shares have not been traded for 10 trading days

(e) “Option” means the right, granted to a director under Section 6, to purchase a specified number of Shares at the specified exercise price for a specified period of time under the Plan. No Option shall be intended to qualify as an “incentive stock option” under Section 422 of the Code.

(f) “Participant” means any person who, as a non-employee director of the Company, has been granted an Option which remain outstanding under the Plan.

(g) “Rule 16b-3” means Exchange Act Rule 16b-3 as from time to time in effect and applicable to the Plan and Participants.

(h) “Share” means a Common Share of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 7.

3.        Shares Available Under the Plan.  Subject to adjustment as provided in Section 7, the total number of Shares reserved and available for issuance under the Plan may not exceed 800,000. Such Shares may be authorized but unissued Shares or treasury Shares. For purposes of the Plan, Shares that may be purchased upon exercise of an Option will not be considered to be available after such Option has been granted, except for purposes of issuance in connection with such Option; provided, however, that, if an Option expires for any reason without having been exercised in full, the Shares subject to the unexercised portion of such Option will again be available for issuance under the Plan.

4.        Administration of the Plan. The Plan will he administered by the Board of Directors of the Company (the “Board”); provided, however, that any action by the Board relating to the Plan will be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the directors who are not then eligible to participate in the Plan. The Board shall have authority to (i) determine the number of Options to be credited to each Participant; and (ii) determine or impose conditions on such Options under the Plan as it may deem appropriate. The Participant shall take whatever additional actions and execute whatever additional documents the Board may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan.

5.        Eligibility. Each director of the Company who, on any date on which an Option is to be granted under Section 6, is not an employee of the Company or any subsidiary of the Company will be eligible, at such date, to  be granted an Option under Section 6. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

6.        Options. Each eligible director automatically shall be entitled to receive, and shall be granted, (i) on the effective date of the initial public offering of Shares or, for any individual who is first elected or appointed to the Board after the effective date of the initial public offering of Shares, on the date such person first is elected or appointed to the Board, an Option to purchase 30,000 Shares, subject to adjustment as provided in Section 7 and (ii) as of the date of each annual meeting of the Company’s annual meeting of shareholders, an Option to purchase 5,000 Shares, subject to adjustment as provided in Section 7.

(a) Exercise Price. The exercise price per Share purchasable upon exercise of an Option will be equal to 100% of the Fair Market Value of a Share on the date of grant of the Option. The exercise price per Share purchasable upon the exercise of an Option granted before the initial public offering of the Company will be equal to 100% of the initial public offering price.

(b) Option Expiration. A Participant’s Option will expire at the earlier of (i) 10 years after the date of grant or (ii) one year after the date the Participant ceases to serve as a director of the Company for any reason.

(c) Exercisability. Unless otherwise provided by the Board, no Option may be exercised unless and until it has become exercisable in accordance with this Section 6(c). A Participant’s Option received upon initial election or appointment will become exercisable in four equal annual installments commencing at the earlier of the next anniversary of the director’s initial election or appointment and the next Annual Meeting of Shareholders; provided, however, that a Participant’s Option (granted pursuant to Section 6) will become immediately exercisable in full at the time the Participant ceases to serve as a director due to death or disability or upon a Change in Control; and provided further, that a Participant’s Option may be exercised after the Participant ceases to serve as a director for any reason other than death or disability only to the extent that the Option was exercisable at the date he or she ceased to be a director or has become exercisable pursuant to this Section 6(c) within two months after the date he or she ceased to be a director. Subject to provisions of the applicable award agreement, in the event the Participant ceases to serve as a director on account of death or disability, the Participant’s Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date the Participant ceases to serve as a director, or (ii) the date on which the term of the Option expires in accordance with Section 6(b).

(d) Method of Exercise. A Participant may exercise an Option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to the Secretary of the Company, specifying the Option to be exercised and the number of Shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of Shares already owned by the Participant (except for Shares acquired from the Company by exercise of an Option or other award less than six months before the date of surrender) having a Fair Market Value at the time of exercise equal in the exercise price, or by a combination of cash and Shares.

7.        Adjustment Provisions.

(a) Corporate Transactions and Events. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, share split or reverse split, extraordinary dividend (whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant’s rights under the Plan (which would not include a transaction in which public stockholders retain no interest in the surviving company), then an adjustment shall be made, in a manner that is proportionate to the change to the Shares and otherwise equitable, in (i) the number and kind of Shares remaining reserved and available for issuance under Section 3, (ii) the number and kind of Shares to be subject to each automatic grant of an Option under Section 6, and (iii) the number and kind of Shares issuable upon exercise of outstanding Options, and/or the exercise price per Share thereof (provided that no fractional Shares will he issued upon exercise of any Option). The foregoing notwithstanding, no adjustment may be made hereunder except as will be necessary to maintain the proportionate interest of the Participant under the Plan and to preserve, without exceeding, the value of outstanding Options and potential grants of Options.

(b) Insufficient Number of Shares. If at any date an insufficient number of Shares arc available under the Plan for the automatic grant of Options will first be automatically granted proportionately to each eligible director, to the extent Shares are then available (provided that no fractional Shares will be issued with respect to such Options) and otherwise as provided under Section 6.

8.        Interpretation and Other Rules. The Board may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Board may (i) interpret the Plan and any agreements under Section 10(a), with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided, that the Board’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Board who are individuals who served as Board members before the Change in Control; and (ii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof, in the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Board, with respect to any grant of an Option, may exercise its discretion hereunder at the time of the grant or thereafter.

9.        Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options under the Plan without the consent of shareholders or Participants, except that any amendment or alteration will be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if such shareholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect, and the Board may otherwise determine to submit other such amendments or alterations to shareholders for approval: provided however, that, without the consent of an affected Participants, no such action may materially impair the rights of such Participant with respect to any previously granted Option.

10.      General Provisions.

(a) Agreements. Options may be evidence by agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan, as the Board may from time to time approve.

(b) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with any Option in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(c) Compliance. The obligation of the Company to provide Shares under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board. The Board may make such changes to the Plan as may be necessary  or appropriate to comply with the rules and regulations or any government authority or to obtain tax benefits applicable to rights under the Plan. Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any agreement under Section 10(a) which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

(d) Limitations on Transferability. Options will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant’s death), and will be exercisable during the lifetime of the Participant only by such Participant or his or her guardian or legal representative; provided. however, that Options (and rights relating thereto) may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant for purposes of the Participant’s estate planning or at the Participant’s death, and such transferees may exercise rights thereunder in accordance with the terms thereof, but only if and to the extent then permitted under Rule 16b-3 and consistent with the regulation of the offer and sale of Shares related thereto on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan. The Company may rely upon the beneficiary designation last filed in accordance with this Section 10(d). Options may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant.

(e) Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 10(e).

(f) Compliance with Rule 16b-3. It is the intent of the Company that this Plan complies in all respects with applicable provisions of Rule 16-3. Accordingly, if any provision of this Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to a transaction by a Participant, such provision will be construed or deemed amended to the extent necessary, to conform to the applicable requirements with respect to such Participant.

(g) No Right To Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

(h) No Shareholder Rights Conferred. Except as otherwise provided in Section 6(a), nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a shareholder of the Company unless and until such Option is validly exercised in accordance with Section 6.

(i) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission thereof to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.

(j) Limitation of Liability. Each member of the Board shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Board, nor any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and any officer or employee of the Company acting on behalf of the Board or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(k) Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

(l) Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder shall be determined in accordance with the laws (including those governing contracts) of the State of Maryland, without giving effect to principles of conflicts of laws, and applicable federal law.

11.      Effective Date and Plan Termination. The Plan will be effective if, and at such time as, the Company’s 2004 Long Term Incentive Compensation Plan has become effective, subject to its approval by the shareholders of the Company. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan.

As adopted by the Board:   August 10, 2004